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                                   Exhibit 5





                                October 16, 1996



Brandywine Realty Trust
16 Campus Boulevard
Newtown Square, PA 19073

                 Re:  Employee Warrant and Option Agreements

Ladies and Gentlemen:

                 You have requested our opinion, as counsel for Brandywine Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") which registers the offer and sale of 870,000 common shares of beneficial interest, par value $.01 per share (the "Shares") of the Trust, issuable upon the exercise of certain warrants and options (the "Warrants and Options").

                 We have examined such records and documents and have made such examination of law as we have deemed relevant in connection with this opinion. Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws, the Shares, when issued, delivered and paid for upon exercise of the Warrants and Options pursuant to the their terms will be validly issued, fully paid and nonassessable.

                 We are not admitted to the practice of law in the State of Maryland and are not experts in Maryland law. Although we are not admitted to the practice of law in the State of Maryland and are not experts in Maryland law, in connection with the rendering of this opinion,





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we have reviewed the Maryland General Corporation Law, as reproduced in the
"Corporation Statutes" compiled by Prentice Hall Law & Business and Title 8 (Real Estate Investment Trusts) of the Maryland Corporations and Associations Code. To the extent that our opinion is based on matters of Maryland law, it is limited solely to the foregoing review. We do not purport to express any opinion herein with respect to the laws of any other state or jurisdiction.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Exhibits" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                               Very truly yours,

                               PEPPER, HAMILTON & SCHEETZ



                               By:/s/ Michael Friedman
                                  --------------------------
                                  Michael Friedman
                                  A Partner